Exhibit 23.11

CONSENT TO BE IDENTIFIED AS A

PROPOSED DIRECTOR

I, William F. Ritzmann, hereby consent to being identified as a proposed director of United Community Bancorp (the “Company”) in the Company’s prospectus to be included in the Company’s Registration Statement on Form S-1.

By:	/s/ WILLIAM F. RITZMANN

Dated: December 13, 2005